As filed with the Securities and Exchange Commission on August 30, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LOOP INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	27-2094706
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

480 Fernand-Poitras, Terrebonne

Québec, Canada J6Y 1Y4

(450) 951-8555

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel Solomita

President and Chief Executive Officer

480 Fernand-Poitras, Terrebonne

Québec, Canada J6Y 1Y4

(450) 951-8555

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kevin Friedmann, Esq. Norton Rose Fulbright US LLP 1045 W. Fulton Market, Suite 1200 Chicago, IL 60607 (312) 964-7763	Frederic Plamondon Norton Rose Fulbright Canada LLP 1 Place Ville Marie, Suite 2500 Montréal, Quebec H3B 1R1 Canada (514) 847-4747

From time to time after the effective date of this registration statement.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 Explanatory Note

The registrant filed a registration statement on Form S-3 (File No. 333-258982) with the Securities and Exchange Commission on August 20, 2021, which was deemed effective on September 2, 2021 (the “Prior Registration Statement”). The Prior Registration Statement registered an indeterminate amount of common stock, preferred stock and debt securities with an aggregate offering price not to exceed $175,000,000 (the “Offering”). As of the date of the filing of this registration statement, the total indeterminate amount of shares of common stock, preferred stock, and debt securities under the Prior Registration Statement with respect to the Offering remained unsold (the “Unsold Securities”).

Pursuant to Rule 415(a)(5) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant intends to continue to offer and sell the Unsold Securities under the Prior Registration Statement until the earlier of (i) the date on which this registration statement is declared effective by the Securities and Exchange Commission, and (ii) March 1, 2025, which is 180 days after the third-year anniversary of the effective date of the Prior Registration Statement (the “Expiration Date”). Until the Expiration Date, the registrant may continue to use the Prior Registration Statement and related prospectus supplements for its offerings thereunder.

To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and include, if any, new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated August 30, 2024

PROSPECTUS

Loop Industries, Inc.

$175,000,000

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Subscription Rights

Units

By this prospectus and an accompanying prospectus supplement, we may from time to time offer and sell, in one or more offerings, up to $175,000,000 in any combination of debt securities, common stock, preferred stock, depositary shares, warrants, subscription rights and units.

This prospectus provides you with a general description of these securities. We will provide you with more specific terms of these securities in one or more supplements to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement or issuer free writing prospectus relating to a particular offering, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, carefully before you invest.

We may offer these securities from time to time in amounts, at prices and on other terms to be determined at the time of the offering. We may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, or through a combination of these methods, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” beginning of pages ii and 20, respectively, for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in the applicable prospectus supplement.

Our common stock is listed on The Nasdaq Global Market under the symbol “LOOP.” On August 29, 2024, the last reported sale price of our common stock was $1.59.

As of August 30, 2024, and pursuant to Instruction I.B.1 of Form S-3, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $51.2 million, based on 47,620,263 shares of outstanding common stock, of which 24,129,543 shares were held by affiliates, and a price of $2.18 per share, which was the price at which our common stock was last sold on The Nasdaq Global Market on July 12, 2024, a date within 60 days prior to the date of this filing. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement, of which this base prospectus and the accompanying prospectus supplement form a part, in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million (the “Baby Shelf Limitation”). After giving effect to the Baby Shelf limitation and the current public float of our common stock, we currently may offer and sell shares of our common stock having an aggregate offering price of up to approximately $17.1 million. As of August 30, 2024, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar-month period that ends on and includes the date of this base prospectus.

Investing in our securities involves a high degree of risk. Before buying our securities, you should carefully read and consider the risks we describe in this prospectus and in any accompanying prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus and in any accompanying prospectus supplement from our filings made with the Securities and Exchange Commission. See “Risk Factors” beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                                                                  , 2024.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the “Commission” or the “SEC,” using the “shelf” registration process. Under the shelf registration process, using this prospectus, together with a prospectus supplement, we may sell from time to time any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that may be offered. Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, the information in this prospectus will be superseded by the information in the prospectus supplement. You should read this prospectus, any applicable prospectus supplement and any related issuer free writing prospectus, as well as the additional information incorporated by reference in this prospectus described below under “Where You Can Find More Information” and “Incorporation by Reference” or in any applicable prospectus supplement and any related issuer free writing prospectus, before making an investment in our securities.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

Neither the delivery of this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by us, nor any sale made under this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by us, implies that there has been no change in our affairs or that the information therein is correct as of any date after the date of this prospectus or of such prospectus supplement or free writing prospectus, as applicable. You should not assume that the information in this prospectus, including any information incorporated in this prospectus by reference, the accompanying prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

You may rely only on the information contained or incorporated by reference in this prospectus. Neither we nor any other person has authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither this prospectus nor any accompanying prospectus supplement nor any free writing prospectus prepared by or on behalf of us or to which we have referred you constitutes an offer to sell nor a solicitation of an offer to buy any securities other than those registered by this prospectus, or an offer to sell or a solicitation of an offer to buy securities where an offer or solicitation would be unlawful. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

For investors outside the United States: We have not done anything that would permit our public offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside of the United States.

Unless the context indicates otherwise, references in this prospectus to “Loop Industries, Inc.,” “Loop,” “the Company,” “we,” “our” and “us” refer, collectively, to Loop Industries, Inc., a Nevada corporation, and its consolidated subsidiaries taken as a whole.

ii

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the matters set forth under the section captioned “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Each of the risk factors could adversely affect our business, operating results and financial conditions, as well as adversely affect the value of an investment in our securities.

Company Overview

Loop is a technology company whose mission is to accelerate the world’s shift towards sustainable polyethylene terephthalate (“PET”) plastic and polyester fiber and away from the dependence on fossil fuels. Loop owns patented and proprietary technology that depolymerizes no and low-value waste PET plastic and polyester fiber (“Infinite Loop™ Technology”), including plastic bottles and packaging, carpets and textiles of any color, transparency or condition and even ocean plastics that have been degraded by the sun and salt, to its base building blocks (monomers). The monomers are filtered, purified and polymerized to create virgin-quality Loop™ branded PET resin suitable for use in food-grade packaging and polyester fiber, thus enabling our customers to meet their sustainability objectives. Loop is contributing to the global movement towards a circular economy by reducing and recovering plastic waste for a sustainable future.

We also intend to leverage the Infinite Loop™ Technology to expand into specialty chemicals and polymers through a unique product offering of lower carbon footprint rDMT, rMEG and specialty polymers. Loop intends to produce and sell rDMT, rMEG and other specialty polymers directly to chemical companies as a simple drop-in supplement and circular alternative. We believe this expanded product portfolio will enable the Infinite Loop™ Technology to reach new markets and cater to a broader range of customers across multiple industries including electronics, automotive, textile, cosmetics and packaging and other applications. This recent expansion in Loop’s product offering is non-reliant on green premiums or carbon and plastic credits, and we believe it addresses a global shortage in supply of DMT and high demand for low carbon MEG, and lowers capital intensity for commercial projects with the removal of polymerization equipment.

The Company is presently in the planning stages of pursuing the construction of Infinite Loop™ commercial scale facilities. Loop is currently engaged in discussions to secure financing for its investments in the various planned manufacturing facilities and the sequencing of the manufacturing facilities will be determined in conjunction with the outcome of the Company’s financing discussions and discussions with our partners.

Our principal executive offices are located at 480 Fernand-Poitras, Terrebonne, Québec, Canada J6Y 1Y4, and our telephone number is (450) 951-8555. Our website address is http://www.loopindustries.com. The information contained on, or that can be accessed through, our website is not incorporated by reference in this prospectus and should not be considered to be part of this prospectus.

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The Securities That May Be Offered

We may offer debt securities, common stock, preferred stock, depositary shares, warrants, subscription rights and units, either individually or in combination, up to a total dollar amount of $175,000,000, from time to time under this prospectus, together with the applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate offering price;

•	rates and times of payment of dividends, if any;

•	redemption, conversion, exercise or exchange terms, if any;

•	conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

•	ranking;

•	restrictive covenants, if any;

•	voting or other rights, if any; and

•	material or special U.S. federal income tax considerations, if any.

The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and other filings made pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as well as any amendments thereto reflected in any such subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering. See “Where You Can Find More Information.”

The risks described in these documents are not the only ones we face, but those that we consider to be material based on the information currently known to us. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Cautionary Statements Regarding Forward-Looking Statements.”

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CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and as defined in the United States Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. These forward-looking statements include, without limitation, statements about our market opportunity, our strategies, ability to improve and expand our capabilities, competition, expected activities and expenditures as we pursue our business plan, the adequacy of our available cash resources, regulatory compliance, plans for future growth and future operations, the size of our addressable market, market trends, and the effectiveness of the Company’s internal control over financial reporting. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Actual results may differ materially from the projections discussed in these forward-looking statements. The economic environment within which we operate could materially affect our actual results. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. These risks and other factors include, but are not limited to, those listed under “Risk Factors.” Additional factors that could materially affect these forward-looking statements and/or projections include, among other things: (i) our ability to commercialize our technology and products, (ii) the status of our relationships with our partners, (iii) development and protection of our intellectual property and products, (iv) industry competition, (v) our need for and ability to obtain additional funding relative to our current and future financial commitments, (vi) engineering, contracting, and building our manufacturing facilities, (vii) our ability to scale, manufacture, and sell our products in order to generate revenues, (viii) our proposed business model and our ability to execute it, (ix) our ability to obtain the necessary approvals or satisfy any closing conditions in respect of any of our proposed partnerships, (x) our joint venture projects and our ability to recover certain expenditures in connection them, (xi) adverse effects on the Company’s business and operations as a result of increased regulatory, media, or financial reporting scrutiny, practices, rumors, or otherwise, (xii) disease epidemics and other health-related concerns and crises, which could result in reduced access to capital markets, supply chain disruptions and scrutiny, embargoing of goods produced in affected areas, government-imposed mandatory business closures and any resulting furloughs of our employees, government employment subsidy programs, travel restrictions or the like to prevent the spread of disease, or market or other changes that could result in non-cash impairments of our intangible assets, and property, plant and equipment, (xiii) the effect of the continuing worldwide macroeconomic uncertainty and its impacts, including inflation, market volatility and fluctuations in foreign currency exchange and interest rates, (xiv) the outcome of any SEC investigations or class action litigation filed against us, (xv) our ability to hire and/or retain qualified employees and consultants, (xvi) other events or circumstances over which we have little or no control, and (xvii) other factors discussed in our filings with the SEC that are incorporated herein by reference.

Management has included projections and estimates in this prospectus, which are based primarily on management’s experience in the industry, assessments of our results of operations, discussions and negotiations with third parties, and a review of information filed by our competitors with the SEC or otherwise publicly available.

You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as at the date made. Except as required by law, we disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

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INDUSTRY AND MARKET DATA

This prospectus and the documents incorporated by reference in this prospectus may contain industry and market data that we obtain from our internal estimates and research, as well as publications, research, surveys and studies conducted by independent third parties not affiliated to us and industry sources. These sources do not guarantee the accuracy or completeness of the information.

Industry publications, studies and surveys generally state that they were prepared based on sources believed to be reliable, although there is no guarantee of accuracy. While we believe that each of these studies and publications is reliable, we have not independently verified the market and industry data provided by third-party sources. In addition, while we believe our internal research is reliable, not all such research has been verified by any independent source. The market data may include projections that are based on a number of other projections or third party North American or European PET indexes. While we believe these assumptions to be reasonable and sound as of the date of this prospectus, actual results may differ from the projections. We note that assumptions underlying industry and market data are subject to change over time, risks and uncertainties, including those discussed under “Risk Factors” and “Cautionary Statements Regarding Forward-Looking Statements” of this prospectus.

5

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless otherwise provided in the applicable prospectus supplement, we currently expect to use the net proceeds that we receive from this offering for working capital and other general corporate purposes, including capital expenditures and construction costs for our planned manufacturing facilities, providing financing to our joint venture projects and acquiring joint venture interests, and acquisition, license or investment in complementary products, technologies or businesses. The expected use of net proceeds of this offering represents our current intentions based on our present plans and business conditions. We cannot specify with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering. Any further details regarding the use of the net proceeds of a specific series or class of securities will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of the debt securities. The debt securities may constitute either senior or subordinated debt securities, and may also include convertible debt securities. We will issue any debt securities that will be senior debt under an Indenture between us and a trustee, or the “Senior Indenture.” We will issue any debt securities that will be subordinated debt under an Indenture between us and a trustee, or the “Subordinated Indenture.” This prospectus refers to the Senior Indenture and the Subordinated Indenture individually as the “Indenture” and collectively as the “Indentures.” The form of Senior Indenture and the form of Subordinated Indenture are included as exhibits to the registration statement of which this prospectus forms a part. The term “trustee” refers to the trustee under each Indenture, as appropriate.

The Indentures are subject to and governed by the Trust Indenture Act of 1939, as amended. The Indentures are substantially identical, except for the provisions relating to subordination, which are included only in the Subordinated Indenture. The following summary of the material provisions of the Indentures and the debt securities is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Indentures, each of which has been filed as an exhibit to the registration statement of which this prospectus is a part. We urge you to read the Indenture that is applicable to you because it, and not the summary below, defines your rights as a holder of debt securities. You can obtain copies of the Indentures by following the directions described under the heading “Where You Can Find More Information.”

General

The senior debt securities will rank equally with all of our other unsubordinated debt. The subordinated debt securities will be subordinated in right of payment to our “Senior Indebtedness,” as defined below in the section titled “Subordination”. The Indentures do not limit the amount of debt, either secured or unsecured, which may be issued by us under the Indentures or otherwise. We may limit the maximum total principal amount for the debt securities of any series. However, any limit under the Indentures may be increased by resolution of our Board of Directors. We will establish the terms of each series of debt securities under the Indentures in a supplemental Indenture, board resolution or company order. The debt securities under the Indentures may be issued in one or more series with the same or various maturities and may be sold at par, a premium or an original issue discount. Debt securities sold at an original issue discount may bear no interest or interest at a rate which is below market rates.

The Indentures do not prohibit us or our subsidiaries from incurring debt or agreeing to limitations on our subsidiaries’ ability to pay dividends or make other distributions to us, although the terms of specific debt securities may include such limitations. The agreements governing our indebtedness contain limitations on our ability to incur debt or liens, conduct asset sales and pay dividends.

Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series under the Indentures without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable Indenture.

Unless we inform you otherwise in a prospectus supplement, each series of our senior debt securities will rank equally in right of payment with all of our other unsubordinated debt. The subordinated debt securities will rank junior in right of payment and be subordinate to all of our unsubordinated debt.

We may issue debt securities from time to time in one or more series under the Indentures. We will describe the particular terms of each series of debt securities we offer in a supplement to this prospectus or other offering material. The prospectus supplement and other offering material relating to a series of debt securities will describe the terms of such debt securities being offered, including (to the extent such terms are applicable to such debt securities):

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We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;
•	any limit upon the aggregate principal amount of the debt securities of that series that may be issued;
•	the maturity date or dates;
•	the form of the debt securities of the series;
•	the applicability of any guarantees;
•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;
•	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;
•	the interest rate or rates, which may be fixed or variable, or the method for determining the rate or rates and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;
•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;
•	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;
•	the denominations in which we will issue the series of debt securities, if other than minimum denominations of $1,000 or any integral multiple in excess thereof;
•	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;
•	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities, the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for certificated securities, and the depositary for such global security or securities;
•	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;
•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;
•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;
•	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;
•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;
•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;
•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;
•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;
•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;
•	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any, and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;
•	any restrictions on transfer, sale or assignment of the debt securities of the series; and
•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

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Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•

if we fail to pay any installment of interest on that series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•

if we fail to pay the principal of, or premium, if any, on that series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•

if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

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Subject to the terms of the indenture, if an event of default under the indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered, and if requested, provided, indemnity or security satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holders is not in conflict with any law or the applicable indenture; and
•

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;
•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;
•

such holders have offered, and if requested, provided, to the trustee indemnity or security satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

•

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer or request of indemnity.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modifications of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;
•	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”
•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•

to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the rights of any holder of debt securities of any series in any material respect;
•

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee;
•

to conform the text of the indenture, any supplemental indentures thereto and any forms of debt securities issued thereunder to the corresponding description of the debt securities contained in the applicable prospectus or prospectus supplement; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

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In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;
•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or
•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;
•	register the transfer or exchange of debt securities of the series;
•	replace stolen, lost or mutilated debt securities of the series;
•	pay principal of and premium and interest on any debt securities of the series;
•	maintain paying agencies;
•	hold monies for payment in trust;
•	recover excess money held by the trustee;
•	compensate, reimburse and indemnify the trustee; and
•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.

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Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in minimum denominations of $1,000 or any integral multiple in excess thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series in global form can exchange the debt securities for other debt securities of the same series in definitive form, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional security registrars or transfer agents or rescind the designation of any security registrar or transfer agent or approve a change in the office through which any security registrar or transfer agent acts, except that we will be required to maintain a security registrar and a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under the indenture, undertakes to perform only those duties as are specifically set forth in the indenture. Upon an event of default under the indenture, the trustee must use the same degree of care as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the rights or powers given to it by the indenture at the request of any holder of debt securities unless it is offered, and if requested, provided security or indemnity satisfactory to the trustee against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

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We will pay principal of, and any premium and interest on, the debt securities of a particular series at the office of the paying agent(s) designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We may at any time rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

Subject to applicable abandoned property law, all money we pay to a paying agent or the trustee for the payment of the principal of, or any premium or interest on, any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description is a general summary of the terms of the shares of common stock and shares of preferred stock that we may issue. The description below, and in any prospectus supplement, does not include all of the terms of the shares of common stock or shares of preferred stock and should be read together with our articles of incorporation, as amended (our “Articles”), and our bylaws, as amended (our “Bylaws”), copies of which have been filed previously with the SEC. For more information on how you can obtain copies of our Articles and Bylaws, see the section titled “Where You Can Find More Information.”

Our Articles authorize 275,000,000 shares of capital stock, all with a par value of $0.0001 per share, which consists of:

•	250,000,000 shares are designated as common stock;
•	1 share is designated as Series A preferred stock; and
•	24,999,999 shares are undesignated preferred stock.

As of August 29, 2024 we had 47,620,263 outstanding shares of common stock held of record by 44 stockholders, and one outstanding share of Series A preferred stock held of record by one stockholder. No undesignated preferred stock was outstanding as of that date, however we plan to issue additional preferred stock, for an amount equal to €10,000,000, pursuant to and in accordance with the Share Purchase Agreement, dated May 30, 2024, between Loop Industries, Inc. and Reed Management SAS, as disclosed and filed as Exhibit 10.1 in our Current Report on Form 8-K filed with the SEC on June 4, 2024.

Undesignated Preferred Stock

Subject to the rights of the preferred stockholders set forth in “Series A Preferred Stock; Common Stock-Protective Provisions” below, under the terms of our Articles, our board of directors is authorized to issue shares of our undesignated preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

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The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible future acquisitions and other corporate purposes, will affect, and may adversely affect, the rights of holders of common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until our board of directors determines the specific rights attached to that preferred stock. The effects of issuing preferred stock could include one or more of the following:

•	restricting dividends on the common stock;
•	diluting the voting power of the common stock;
•	impairing the liquidation rights of the common stock; or
•	delaying or preventing changes in control or management of our company.

Series A Preferred Stock; Common Stock

Voting

Except as set forth below, each holder of Series A preferred stock has the same rights as holders of common stock and shall be entitled to notice of any stockholders’ meeting. They shall also be entitled to vote with the holders of common stock, and not as a separate class, except as may otherwise be required by law. Except as set forth below, each stockholder shall be entitled to one (1) vote for each share of stock outstanding. Except as set forth below or otherwise provided by the law of the State of Nevada, any corporate action to be taken shall be authorized by a majority of the votes cast by the stockholders. There are no cumulative rights to voting.

Each share of Series A preferred stock is entitled to the number of votes calculated as follows:

n = ((Ct  / 0.35) - (Ct + Cdp)) / SAt

Where:

•	Ct = The number of shares of common stock outstanding and entitled to vote;
•	Cdp = The number of shares of common stock outstanding and entitled to vote and held by Daniel Solomita, our President and Chief Executive Officer, and his permitted transferees; and
•	SAt = The number of shares of Series A preferred stock outstanding.

Additionally, for as long as any shares of Series A preferred stock are outstanding, the holders of Series A preferred stock shall be entitled to elect one director (the “Series A Director”).

Protective Provisions

For as long as any shares of Series A preferred stock are outstanding, the Company must obtain the approval of at least a majority of the holders of the outstanding shares of preferred stock, voting as a separate class, to:

1.	amend our Articles or, unless approved by our board of directors, including by the Series A Director, amend our Bylaws;

2.	change or modify the rights, preferences or other terms of the Series A preferred stock, or increase or decrease the number of authorized shares of Series A preferred stock;

3.

reclassify or recapitalize any outstanding equity securities, or, unless approved by our board of directors, including by the Series A Director, authorize or issue, or undertake an obligation to authorize or issue, any equity securities or any debt securities convertible into or exercisable for any equity securities (other than the issuance of stock-options or securities under any employee option or benefit plan);

4.

authorize or effect any transaction constituting a Deemed Liquidation (as defined in this subparagraph), or any other merger or consolidation of the Company, where a Deemed Liquidation shall mean: (1) the closing of the sale, transfer or other disposition of all or substantially all of the Company’s assets (including an irrevocable or exclusive license with respect to all or substantially all of the Company’s intellectual property); (2) the consummation of a merger, share exchange or consolidation with or into any other corporation, limited liability company or other entity (except one in which the holders of capital stock of the Company as constituted immediately prior to such merger, share exchange or consolidation continue to hold at least 50% of the voting power of the capital stock of the Company or the surviving or acquiring entity (or its parent entity)), (3) authorizing or effecting any transaction liquidation, dissolution or winding up of the Company, either voluntary or involuntary; provided, however , that none of the following shall be considered a Deemed Liquidation: (A) a merger effected exclusively for the purpose of changing the domicile of the Company, or (B) a transaction or other event deemed to be exempt from the definition of a Deemed Liquidation by the holders of at least a majority of the then outstanding Series A preferred stock;

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5.	increase or decrease the size of our board of directors as provided in our Bylaws or remove the Series A Director (unless approved by our board of directors, including the Series A Director);

6.	Declare or pay any dividends or make any other distribution with respect to any class or series of capital stock (unless approved by our board of directors, including the Series A Director);

7.

redeem, repurchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any outstanding shares of capital stock (other than the repurchase of shares of common stock from employees, consultants or other service providers pursuant to agreements approved by our board of directors under which the Company has the option to repurchase such shares at no greater than original cost upon the occurrence of certain events, such as the termination of employment) (unless approved by our board of directors, including the Series A Director);

8.

create or amend any stock option plan of the Company, if any (other than amendments that do not require approval of the stockholders under the terms of the plan or applicable law) or approve any new equity incentive plan;

9.	replace the President and/or Chief Executive Officer of the Company (unless approved by our board of directors, including the Series A Director);

10.	transfer assets to any subsidiary or other affiliated entity (unless approved by our board of directors, including the Series A Director);

11.

issue, or cause any subsidiary of the Company to issue, any indebtedness or debt security, other than trade accounts payable and/or letters of credit, performance bonds or other similar credit support incurred in the ordinary course of business, or amend, renew, increase or otherwise alter in any material respect the terms of any indebtedness previously approved or required to be approved by the holders of the Series A preferred stock (unless approved by our board of directors, including the Series A Director);

12.	modify or change the nature of the Company’s business;

13.

acquire, or cause a subsidiary of the Company to acquire, in any transaction or series of related transactions, the stock or any material assets of another person, or enter into any joint venture with any other person (unless approved by our board of directors, including the Series A Director); or

14.

sell, transfer, license, lease or otherwise dispose of, in any transaction or series of related transactions, any material assets of the Company or any subsidiary outside the ordinary course of business (unless approved by our board of directors, including the Series A Director).

Dividends

Subject to the rights of the preferred stockholders described above under the heading “Protective Provisions”, our board of directors shall have full power and discretion, to determine out of legally available funds what, if any, dividends or distributions shall be declared and paid. Dividends may be paid in cash, in property, or in shares of common stock. Shares of common stock and Series A preferred stock are treated equally and ratably, on a per share basis, with respect to any dividend or distribution from the Company. If a dividend is paid in the form of shares of common stock or rights to acquire common stock, the holders of common stock and Series A preferred stock shall both receive common stock or rights to acquire common stock. No dividends shall be declared or payable in the form of Series A preferred stock.

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Liquidation Rights

If there is a liquidation, dissolution or winding up of the Company, holders of our common stock and Series A preferred stock would be entitled to share in our assets remaining after the payment of liabilities equally and ratably, on a per share basis.

Conversion

Voluntary Conversion: Each share of Series A preferred stock shall be convertible into one fully paid and nonassessable share of common stock at the option of the holder.

Automatic Conversion: Each share of Series A preferred stock shall automatically convert into one share of common stock upon the first to occur of (a) a transfer of such share of Series A preferred stock other than to a permitted transferee, (b) the death or incapacity of Daniel Solomita or any permitted transferee holding such share of Series A Preferred Stock, (c) the resignation of Daniel Solomita as an officer of the Company, or (d) the first business day falling on or after the date on which Daniel Solomita ceases to hold, together with his permitted transferees, an aggregate number of the outstanding shares of common stock held by him on February 12, 2016 that are at least equal to seven and one-half percent (7.5%) of the total number of outstanding shares of common stock on February 12, 2016 (as adjusted for any stock splits and stock dividends effected after February 12, 2016).

Other Provisions

Holders of our common stock and Series A preferred stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock or Series A preferred stock.

Listing on the NASDAQ

Our common stock is listed on The Nasdaq Global Market under the symbol “LOOP”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC. Its address is 55 Challenger Road 2nd floor Ridgefield Park, NJ 07660.

Effect of Certain Provisions of our Articles and Bylaws

The following is a summary of certain important provisions of our Articles and Bylaws. Please note that this is only a summary and is not intended to be exhaustive. This summary is subject to, and is qualified in its entirety by reference to, the provisions of our Articles and Bylaws.

Articles and Bylaws

Some provisions of our Articles and Bylaws contain provisions that could make the following transactions more difficult:

•	acquisition of us by means of a tender offer;
•	acquisition of us by means of a proxy contest or otherwise; or
•	removal of our incumbent officers and directors.

These provisions, summarized below, are designed to discourage coercive takeover practices and inadequate takeover bids and to promote stability in our management. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.

•	Undesignated Preferred Stock. The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue one or more series of preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our Company.
•	Protective Provisions. The Series A preferred stock has certain protective provisions, as described above under the heading “Protective Provisions,” that could have an effect of delaying, deferring or preventing a change in control of the Company.

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DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary shares, which will be evidenced by depositary receipts, representing fractional interests in shares of preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. The following briefly summarizes the material provisions of the deposit agreement and of the depositary shares and depositary receipts, other than pricing and related terms disclosed for a particular issuance in an accompanying prospectus supplement. This description is not complete and is subject to, and qualified in its entirety by reference to, all provisions of the deposit agreement, depositary shares and depositary receipts. You should read the particular terms of any depositary shares and any depositary receipts that we offer and any deposit agreement relating to a particular series of preferred stock described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered.

General

We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock. For a description of our preferred stock, see “Description of Capital Stock—Undesignated Preferred Stock” and “Description of Capital Stock—Series A Preferred Stock; Common Stock.”

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and the depositary we select. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including any dividend, voting, redemption, conversion and liquidation rights described in the particular prospectus supplement, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the deposited preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the number of depositary shares owned by such holders on the relevant record date.

In the case of a distribution other than in cash, the preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to receive it in proportion to the number of depositary shares owned by such holder. If the preferred stock depositary determines that it is not feasible to make such a distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.

The amounts distributed in any such distribution, whether in cash or otherwise, will be reduced by any amount required to be withheld by us or the preferred stock depositary on account of taxes.

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Withdrawal of Preferred Stock

Unless otherwise indicated in the applicable prospectus supplement and unless the related depositary shares have been called for redemption, when a holder surrenders depositary receipts at the office of the preferred stock depositary maintained for that purpose, and pays any necessary taxes, charges or other fees, the holder will be entitled to receive the number of whole shares of the related series of preferred stock, and any money or other property, if any, represented by the holder’s depositary shares. Once a holder exchanges depositary shares for whole shares of preferred stock, that holder generally cannot “re-deposit” these shares of preferred stock with the preferred stock depositary or exchange them for depositary shares. If a holder delivers depositary receipts that represent a number of depositary shares other than a whole number of shares of preferred stock for redemption or exchange, the preferred stock depositary will issue a new depositary receipt to the holder that evidences the remainder of depositary shares at the same time that the preferred stock is withdrawn.

Redemption, Conversion and Exchange of Preferred Stock

If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of that series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock redeemed.

Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem, as of the same date, the number of depositary shares representing shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method, in each case as we may determine.

If a series of preferred stock represented by depositary shares is to be converted or exchanged, the holder of depositary receipts representing the shares of preferred stock being converted or exchanged will have the right or obligation to convert or exchange the depositary shares evidenced by the depositary receipts.

After the redemption, conversion or exchange date, the depositary shares called for redemption, conversion or exchange will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption, conversion or exchange.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts evidencing the depositary shares relating to that series of preferred stock. Each record holder of the depositary receipts on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by the holder’s depositary shares. The preferred stock depositary will try, if practical, to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will abstain from voting shares of any series of preferred stock held by it for which it does not receive specific instructions from the holders of depositary shares representing those preferred shares.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters any existing right of the holders of depositary receipts will not be effective unless the amendment has been approved by the holders of depositary receipts representing at least a majority of the depositary shares then outstanding. Additionally, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, approval is also required by the holders of depositary receipts representing not less than a specified percentage or all of the depositary shares of such series or class then outstanding, as provided in the applicable prospectus supplement. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to consent and agree to the amendment and to be bound by the deposit agreement, as amended.

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We may direct the preferred stock depositary to terminate the deposit agreement at any time by mailing notice of termination to the record holders of the depositary receipts then outstanding at least 30 days prior to the date fixed for termination. Upon termination, the preferred stock depositary will deliver to each holder of depositary receipts, upon surrender of those receipts, such number of whole shares of the series of preferred stock represented by the depositary shares together with cash in lieu of any fractional shares, to the extent we have deposited cash for payment in lieu of fractional shares with the preferred stock depositary. In addition, the deposit agreement will automatically terminate if:

•	all of the outstanding shares of the preferred stock deposited with the preferred stock depositary have been withdrawn, redeemed, converted or exchanged; or

•

there has been a final distribution in respect of the deposited preferred stock in connection with our liquidation, dissolution or winding up and the distribution has been made to the holders of the related depositary shares evidenced by depositary receipts.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We also will pay charges of the preferred stock depositary in connection with the initial deposit of preferred stock and any redemption of preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Prospective purchasers of depositary shares should be aware that special tax, accounting and other issues may be applicable to instruments such as depositary shares.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary meeting the requirements specified in the deposit agreement and its acceptance of such appointment.

Miscellaneous

The preferred stock depositary will forward all reports and communications from us which are delivered to the preferred stock depositary and which we are required to furnish to the holders of the deposited preferred stock.

Neither we nor the preferred stock depositary will be liable if we are or the preferred stock depositary is prevented or delayed by law or any circumstances beyond our or its control in performing our or its obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performance in good faith of the duties under the deposit agreement, and we and the preferred stock depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock, depositary shares or debt securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company to be named in the applicable prospectus supplement, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. If we offer warrants, we will file the warrant agreement relating to the offered warrants as an exhibit to, or incorporate it by reference in, the registration statement of which this prospectus is a part.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;
•	the price or prices at which the warrants will be issued;
•	the designation, amount and terms of the securities for which the warrants are exercisable;
•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;
•	the aggregate number of warrants;
•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;
•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;
•	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;
•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;
•	the maximum or minimum number of warrants that may be exercised at any time;
•	information with respect to book-entry procedures, if any; and
•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase for cash the amount of common stock, preferred stock, depositary shares or debt securities, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the common stock, preferred stock, depositary shares or debt securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase shares of our common stock, preferred stock or depositary shares. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

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The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

•	the price, if any, for the subscription rights;
•	the exercise price payable for each share of common stock or preferred stock or depositary share upon the exercise of the subscription rights;
•	the number of subscription rights issued to each stockholder;
•	the number and terms of the shares of common stock or preferred stock or depositary shares which may be purchased per each subscription right;
•	the extent to which the subscription rights are transferable;
•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and
•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more subscription rights, warrants, debt securities, shares of preferred stock, depositary shares, shares of common stock or any combination of such securities issued by us or by third parties. The applicable prospectus supplement will describe:

•

the terms of the units and of the subscription rights, warrants, debt securities, preferred stock, depositary shares and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and
•	a description of the provisions for the payment, settlement, transfer or exchange or the units.

PLAN OF DISTRIBUTION

We may sell securities:

•	to or through underwriters;

•	to or through dealers;

•	through agents;

•	directly to purchasers, including our affiliates; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders.

We may directly solicit offers to purchase securities or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

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The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price or prices that may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

We may use any one or more of the following methods when selling securities:

•	underwritten transactions;

•	privately negotiated transactions;

•	sales through the Nasdaq Global Market or on any national securities exchange or quotation service on which the shares of common stock may be listed or quoted at the time of sale;

•	sales in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such securities at a stipulated price per share;

•	a block trade (which may involve crosses) in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	“at the market” offerings to or through a market maker or into an existing trading market, on an exchange or otherwise;

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•	exchange distributions and/or secondary distributions;

•	short sales and delivery of shares of common stock to close out short positions;

•	sales by broker-dealers of shares of common stock that are loaned or pledged to such broker-dealers;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the terms of the offering;

•	the name of the agent or any underwriters;

•	the name or names of any managing underwriter or underwriters;

•	the public offering or purchase price;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any discounts and commissions to be allowed or paid to the agent or underwriters;

•	any initial price to the public;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers;

•	any commissions paid to agents and

•	any exchanges on which the securities will be listed.

Sale to or through Underwriters or Dealers

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

Agents, underwriters, dealers and other persons may be entitled under agreements that they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act.

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If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery.

The underwriters and other persons acting as agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the first business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than one scheduled business day after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

Direct Sales and Sales through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. Any required prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.

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Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

At-the-Market Offerings

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4). To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us, on one hand, and the underwriters or agents, on the other. If we engage in at-the-market sales pursuant to any such agreement, we will sell our securities to or through one or more underwriters or agents, which may act on an agency basis or a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. Any such agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined as of the date of this prospectus. Pursuant to the terms of the agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of any such agreement will be set forth in more detail in the applicable prospectus or prospectus supplement.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities by us will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Accordingly, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also over-allot or engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Over-allotment or short sales involve sales by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

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Electronic Auctions

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of a debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

Agents, underwriters and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Agents, underwriters and dealers, or their affiliates, may engage in transactions with or perform services for us in the ordinary course of their businesses.

Any agents, underwriters or dealers that are involved in selling shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such agents, underwriters or dealers and any profit on the resale of shares of our common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

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LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Ballard Spahr LLP, Las Vegas, Nevada. Additional legal matters may be passed on for us, or any underwriters, dealers or agents by counsel we will name in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended February 29, 2024 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.loopindustries.com. Information accessible on or through our website is not a part of this prospectus.

This prospectus and any prospectus supplement is part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

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INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

•	our Annual Report on Form 10-K for the year ended February 29, 2024, filed with the SEC on May 29, 2024;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on May 29, 2024;

•	our Quarterly Report on Form 10-Q for the quarterly period ended May 31, 2024, filed with the SEC on July 15, 2024;

•	our Current Reports on Form 8-K filed with the SEC on May 7, 2024, May 29, 2024, May 30, 2024, June 4, 2024, July 3, 2024, and July 15, 2024;

•	the description of our securities set forth in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended February 29, 2024, filed with the SEC on May 29, 2024, and all amendments and reports updating such description.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” or may in the future “furnish” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Loop Industries, Inc.

480 Fernand-Poitras, Terrebonne

Québec, Canada J6Y 1Y4

Attn: Investor Relations

(450) 951-8555

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth estimated expenses in connection with the issuance and distribution of the securities being registered:

Amount to be Paid
SEC registration fee		$(1)
Stock exchange listing fee	*
Printing and engraving expenses	*
Accounting fees and expenses	*
Legal fees and expenses	*
Transfer agent and registrar fees and expenses	*
Trustee’s fees and expenses	*
Miscellaneous expenses	*
Total	$ *

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

(1)

The registrant is filing this registration statement to replace its existing registration statement (No. 333-258982), which is expiring pursuant to Rule 415(a)(5). In accordance with Rule 415(a)(6), effectiveness of this registration statement will be deemed to terminate such registration statement. The filing fee associated with this registration statement was carried forward from our prior registration statement, and no additional filing fee is due in connection with the filing of this registration statement. Please see the registration fee table contained in Exhibit 107 to this registration statement for more information.

Item 15.  Indemnification of Directors and Officers

Section 78.7502 of the Nevada Revised Statutes, the NRS, provides, in part, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Company) by reason of the fact that such person is or was our director, officer, employee or agent, or a director, officer, employee or agent of another corporation or enterprise at our request, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by her or him in connection with such action, suit or proceeding if (i) such person is not liable for a breach of a fiduciary duty, pursuant to NRS 78.138, or (ii) such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests, and with respect to any criminal action or proceeding, had no reasonable cause to believe her or his conduct was unlawful.

Similar indemnity is authorized pursuant to NRS 78.7502 for such persons against expenses (including attorneys' fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the Company, if (i) such person is not liable for a breach of a fiduciary duty, pursuant to NRS 78.138, or (ii) such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the our best interests, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable, after the exhaustion of all appeals therefrom, to the Company or from amounts paid in settlement to the Company.

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Unless ordered by a court or advanced pursuant to NRS 78.751, any such discretionary indemnification pursuant to NRS 78.7502 may be made only as authorized in each specific case upon a determination by the stockholders, disinterested directors, or in certain instances in a written opinion by independent legal counsel that indemnification is proper because the indemnitee has met the applicable standard of conduct. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify her or him against the expenses which such offer or director actually and reasonably incurred. Under NRS 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing to repay the expenses if it is determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified.

Our bylaws provide for the indemnification of any person who was, or is threatened to be made, a party to a proceeding, by reason of the fact that such person is or was our director, officer, employee or agent, or while our director, officer, employee or agent is or was serving at our request as a director, officer, employee, agent or similar functionary of another corporation or enterprise, to the fullest extent permitted by Nevada law. The indemnification provisions contained within our bylaws supplement the indemnification agreements that we entered into with each of our officers and directors, as discussed below. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under the bylaws or otherwise. The foregoing indemnification rights are contractual, and as such will continue as to a person who has ceased to be a director, officer, employee or other agent, and will inure to the benefit of the heirs, executors and administrators of such a person.

We maintain an insurance policy on behalf of our directors and officers, covering certain liabilities which may arise as a result of the actions of the directors and officers. We have entered into an indemnification agreement with each of our officers and directors pursuant to which they will be indemnified by us, subject to certain limitations, for any liabilities incurred by them in connection with their role as officers or directors of the Company.

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Item 16. Exhibits

A list of exhibits filed herewith is contained in the exhibit index that immediately precedes the signature page to this registration statement and is incorporated herein by reference.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission, or the Commission, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) that, for the purpose of determining liability under the Securities Act to any purchaser:

(i) if the registrant is relying on Rule 430B:

(A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) that, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Exhibit Number	Description	Incorporation by Reference
		Form	File No.	Filing Date	Exhibit No.
1.1*	Form of Underwriting Agreement

3.1	Articles of Incorporation, as amended to date.	10-K	001-38301	May 29,2024	3.1

3.2	By-laws, as amended to date.	8-K	000-54768	April 10, 2018	3.1

4.1	Investors Rights Agreement, by and between SK Global Chemical Co., LTD, Loop Industries, Inc., and Daniel Solomita	S-3	333-258982	August 20, 2021	4.1

4.2	Description of Securities.	10-K	001-38301	May 29, 2024	4.1

4.3	Form of Senior Indenture.			Filed herewith

4.4	Form of Subordinated Indenture.			Filed herewith

5.1	Opinion of Counsel.			Filed herewith

23.1	Consent of Independent Registered Public Accounting Firm.			Filed herewith

23.2	Consent of Ballard Spahr LLP (included in Exhibit 5.1 to this Registration Statement).			Filed herewith

24.1	Power of Attorney (included on signature page hereto).			Filed herewith

25.1**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 for the form of Senior Indenture.

25.2**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 for the form of Subordinated Indenture.

107	Filing Fee Table.			Filed herewith

*	To be filed, if applicable, by amendment or incorporated by reference pursuant to a Current Report on Form 8-K.

**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Terrebonne, Province of Quebec, Canada, on August 30, 2024.

LOOP INDUSTRIES, INC.

By:	/s/ Daniel Solomita
Daniel Solomita
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Daniel Solomita and Fady Mansour, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully for all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Daniel Solomita	President and Chief Executive Officer and Director	August 30, 2024
Daniel Solomita	(Principal Executive Officer)

/s/ Fady Mansour	Chief Financial Officer	August 30, 2024
Fady Mansour	(Principal Financial Officer and Principal Accounting Officer)

/s/ Laurence Sellyn	Lead Independent Director	August 30, 2024
Laurence Sellyn

/s/ Laurent Auguste	Director	August 30, 2024
Laurent Auguste

/s/ Jonghyuk Lee	Director	August 30, 2024
Jonghyuk Lee

/s/ Louise Sams	Director	August 30, 2024
Louise Sams

/s/ Jay Stubina	Director	August 30, 2024
Jay Stubina

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